Exhibit 10.1
FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Fifth Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of July 9, 2018, by and among PACIFIC WESTERN BANK, a California state chartered bank (the “Bank”) and OBALON THERAPEUTICS, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 14, 2013 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)
Borrower informed Bank that Obalon Therapeutics, LLC has been dissolved and all of its assets have been transferred to Borrower. As of the date hereof, all references to “Borrower” or “Borrowers” in the Agreement and the other Loan Documents shall hereinafter refer to Obalon Therapeutics, Inc.

2)	Section 2.1(b) of the Agreement is hereby amended and restated as follows:
(b)    Term Loans.

(i)    Term Loan A. Subject to and upon the terms and conditions of this Agreement, on the Fifth Amendment Date or as soon thereafter as all conditions precedent to the making thereof have been met, Bank shall make a term loan to Borrower in the principal amount of $10,000,000 (the “Term Loan A”). The proceeds of the Term Loan A shall be used to refinance the aggregate principal amount of all indebtedness owing from Borrower to Bank under the existing Term Loan A as of the Fifth Amendment Date.

(ii)    Term Loans B. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more term loans to Borrower in an aggregate principal amount not to exceed $10,000,000 (each a “Term Loan B” and collectively the “Term Loans B”, and together with the Term Loan A, each a “Term Loan” and collectively, the “Term Loans”). Borrower may request Term Loans B at any time from the Fifth Amendment Date through the Availability End Date. The proceeds of the Term Loans B shall be used for general working capital purposes and capital expenditures.

(iii)    Repayment of Term Loans. Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a), and prior to the Interest-Only End Date shall be payable monthly beginning on the first day of the month next following such Term Loan, and continuing on the same day of each month thereafter. Any Term Loans outstanding on the Interest-Only End Date shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the date that is one month immediately following the Interest-Only End Date, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loans and any other amounts due under this Agreement shall be immediately due and payable. Term Loans, once repaid, may not be reborrowed. Borrower may prepay any Term Loan without penalty or premium.

(iv)    Term Loan Request. When Borrower desires to obtain a Term Loan B, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the day on which the Term Loan B is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by an Authorized Officer.

3)	A new Section 2.1(c) is hereby added to the Agreement as follows:

(c)    Usage of Credit Card Services Under the Credit Card Line.

(i)    Usage Period. Subject to and upon the terms and conditions of this Agreement, at any time from the Fifth Amendment Date through the Credit Card Maturity Date, Borrower may use the Credit Card Services in amounts and upon terms as provided in Section 2.1(c)(ii) below.
(ii)    Credit Card Services. Subject to and upon the terms and conditions of this Agreement, Borrower may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the “Credit Card Services”). The aggregate limit of the corporate credit cards and merchant credit card processing reserves shall not exceed the Credit Card Line. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.
(iii)    Collateralization of Obligations Extending Beyond Maturity. If Borrower has not cash secured the obligations with respect to any Credit Card Services by the Credit Card Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Credit Card Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances up to an amount equal to the greater of the Credit Card Line or the outstanding principal amount of all Credit Card Services for so long as the applicable Credit Card Services are outstanding or continue.

4)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6    Accounts. Borrower shall (a) deposit in accounts at Bank all of the Cash from all advances of Term Loans B and (b) commencing on a date no later than 15 days after the Fifth Amendment Date, and at all times thereafter, maintain Cash in accounts at Bank in an aggregate amount of not less than the aggregate amount of all Indebtedness of Borrower to Bank then outstanding, but such Cash shall not be restricted in terms of withdrawal or use, except to the extent of any restriction by Bank pursuant to the exercise of its rights under Section 9 of this Agreement. In addition, (i) Borrower shall deposit net proceeds from the next equity offering at the Bank in an amount not less than one hundred fifty percent (150%) of the aggregate amount of all Indebtedness outstanding at the time of such offering (or, if the amount of net proceeds from such equity offering is less than such amount, the Borrower shall be required to deposit the full amount of such net proceeds), and (ii) Borrower shall move funds at Bank’s affiliates to Bank as current securities mature, with all such funds moved over to Bank by August 23, 2018.

5)	Clause (c) of the definition of “Permitted Indebtedness” in Exhibit A to the Agreement is hereby amended by deleting the reference to “$250,000” and substituting in lieu thereof “$1,000,000”.

6)	Clause (g) of the definition of “Permitted Investments” in Exhibit A to the Agreement is hereby amended and restated as follows:

(g)    Investments in unfinanced capital expenditures not to exceed $1,500,000 in any fiscal year, commencing with fiscal year 2013 and each fiscal year thereafter;

7)	Clause (c) of the definition of “Permitted Liens” in Exhibit A to the Agreement is hereby amended by deleting the reference to “$250,000” and substituting in lieu thereof “$1,000,000”.

8)	The following defined terms in Exhibit A to the Agreement are hereby added or amended and restated, as applicable, as follows:

“Availability End Date” means July 9, 2019.

“Credit Card Line” means a Credit Extension of up to $200,000, to be used exclusively for the provision of Credit Card Services.

“Credit Card Maturity Date” means July 8, 2019.

“Credit Card Services” has the meaning assigned in Section 2.1(c)(ii).

“Credit Extension” means each Term Loan, extensions of credit under the Credit Card Line or any other extension of credit by Bank, to or for the benefit of Borrower hereunder.

“Fifth Amendment Date” means July 9, 2018.

“Interest-Only End Date” means July 9, 2019.

“Term Loan” and “Term Loans” have the meaning assigned in Section 2.1(b)(ii).

“Term Loan A” has the meaning assigned in Section 2.1(b)(i).

“Term Loan B” and “Term Loans B” have the meaning assigned in Section 2.1(b)(ii).

“Term Loan Maturity Date” means July 9, 2022.

9)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

10)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

11)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

c)	payment of a $30,000 facility fee, which may be debited from any of Borrower’s accounts;

d)
payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

e)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

OBALON THERAPEUTICS, INC.	PACIFIC WESTERN BANK
By: /s/William Plovanic Name: William J. Plovanic Title: Chief Financial Officer	By: /s/Danielle Marriott Name: Danielle Marriott Title: Vice President

[Signature Page to Fifth Amendment to Loan and Security Agreement]